Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

OnKure Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance under the Registrant's 2024 Equity Incentive Plan	Other	683,678	$3.15	$2,153,585.70	0.0001381	$297.41
(2)	Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance under the Registrant's 2024 Employee Stock Purchase Plan	Other	136,735	$2.68	$366,449.80	0.0001381	$50.61
	Total Offering Amounts			820,413		$2,520,035.50		$348.02
	Total Fee Offsets							$-
	Net Fee Due							$348.02

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) covers any additional shares of OnKure Therapeutics, Inc.’s (the “Registrant”) Class A common stock that become issuable under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock. The amount registered represents an automatic increase to the number of shares of the Registrant’s Class A common stock reserved for issuance pursuant to future awards under the 2024 Plan, which annual increase is provided for in the 2024 Plan. The proposed maximum offer price is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $[3.15] per share, which is the average of the high and low prices of the Registrant’s Class A common stock, as reported on the Nasdaq Global Market, on March [6], 2026.
(2)
Pursuant to Rule 416(a) of the Securities Act, this Registration Statement covers any additional shares of the Registrant’s Class A common stock that become issuable under the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock. The amount registered represents an automatic increase to the number of shares of the Registrant’s Class A common stock reserved for issuance under the 2024 ESPP, which annual increase is provided for in the 2024 ESPP. The proposed maximum offer price is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $[3.15] per share, which is the average of the high and low prices of the Registrant’s Class A common stock, as reported on the Nasdaq Global Market, on March [6], 2026. Pursuant to the 2024 ESPP, the purchase price of the shares of the Registrant’s Class A common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s Class A common stock on the enrollment date or on the exercise date.